UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 6, 2008
Date of Report (Date of Earliest Event Reported)
ALLERGAN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)	1-10269 (Commission File Number)	95-1622442 (IRS Employer Identification Number)
2525 Dupont Drive
Irvine, California 92612
(Address of Principal Executive Offices) (Zip Code)
(714) 246-4500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Exhibit Index

Item 1.01. Entry into a Material Definitive Agreement.
          On June 6, 2008, Allergan, Inc., a Delaware corporation (“Allergan”), through its wholly-owned subsidiary, Allergan Sales, LLC, a Delaware limited liability company (“Purchaser”), entered into a purchase agreement (the “Purchase Agreement”) with QLT USA, Inc., a Delaware corporation (“Seller”), and a wholly-owned subsidiary of QLT Inc., a British Columbia, Canada corporation (“QLT”), pursuant to which, among other things, Purchaser has agreed to purchase all of Seller’s assets (the “Assets”) related to Aczone® (dapsone) Gel 5%, a topical treatment for acne vulgaris (the “Acquisition”). Upon the terms and subject to the conditions set forth in the Purchase Agreement, Allergan has agreed to pay approximately $150 million for the Assets upon the Acquisition’s closing, which is expected to occur in the third quarter of 2008. The closing of the Acquisition is subject to the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary closing conditions as set forth in the Purchase Agreement. Allergan and QLT have guaranteed the performance of certain obligations of Purchaser and Seller, respectively, under the Purchase Agreement. The foregoing does not purport to be a complete description of the Purchase Agreement and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and which is incorporated herein by reference.
          A copy of Allergan’s press release dated June 9, 2008 announcing the execution of the Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit
No.	Description of Exhibit

2.1	Purchase Agreement, dated as of June 6, 2008, by and between Allergan Sales, LLC and QLT USA, Inc.
99.1	Press Release dated June 9, 2008

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SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.
	By:	/s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
Date: June 9, 2008	Title:	Vice President, Associate General Counsel and Assistant Secretary

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Exhibit Index

Exhibit
No.	Description of Exhibit

2.1	Purchase Agreement, dated as of June 6, 2008, by and between Allergan Sales, LLC and QLT USA, Inc.
99.1	Press Release dated June 9, 2008

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